Exhibit 32.2

                    CERTIFICATION OF CHIEF FINANCIAL OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Quarterly Report of Interactive Motorsports and Entertainment Corp. (the "Company") on Form 10-QSB for the period ending June 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Mark A. Paul, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. ss. 1350, as adopted pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that, to the best of my knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

August 19, 2003                                  /s/ Mark A. Paul
                                                 -------------------------------
                                                 Mark A. Paul
                                                 Vice President, Chief Financial
                                                 Officer and Treasurer

A signed original of this written statement required by Section 906 has been provided to Interactive Motorsports and Entertainment Corp. and will be retained by Interactive Motorsports and Entertainment Corp. and furnished to the Securities and Exchange Commission or its staff upon request.